Exhibit 99.1

Press Release	II-VI Incorporated 375 Saxonburg Boulevard Saxonburg, Pennsylvania 16056 Telephone (724) 352-4455

Release Date: November 5, 2007	Contact:	Craig A. Creaturo
Chief Financial Officer and Treasurer
(724) 352-4455
ccreaturo@ii-vi.com
Homepage: www.ii-vi.com

II-VI Incorporated Announces Shareholders’ Meeting Results

and Committees of the Board of Directors

PITTSBURGH, PA – November 5, 2007 – II-VI Incorporated (NASDAQ Global Select: IIVI) announced today the results of its Annual Meeting of Shareholders held on November 2, 2007. Re-elected to the Company’s Board of Directors were Peter W. Sognefest, President, Chief Executive Officer and Chairman of Seamoc, Inc. and Francis J. Kramer, President and Chief Executive Officer of II-VI Incorporated. The two elected directors join existing directors Carl J. Johnson, Chairman of II-VI Incorporated, Thomas E. Mistler, Operating Partner of Buckingham Capital Partners, Joseph J. Corasanti, President and Chief Executive Officer of CONMED Corporation, Duncan A.J. Morrison, Retired Chairman of ARRI Canada Ltd., Marc Y.E. Pelaez, Rear Admiral, United States Navy (retired) and Wendy F. DiCicco, Chief Financial Officer of Kensey Nash Corporation.

In addition to the election of directors, the shareholders of the Company also ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

Immediately following the Annual Meeting of Shareholders, the Company’s Board of Directors appointed Thomas E. Mistler to serve as Lead Independent Director.

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II-VI Incorporated

November 5, 2007

The Company’s Board of Directors also appointed the following independent directors to serve as members of the various committees of the Board of Directors:

•	Audit Committee

Duncan A.J. Morrison, Chairman

Joseph J. Corasanti

Wendy F. DiCicco

Thomas E. Mistler

•	Compensation Committee

Peter W. Sognefest, Chairman

Joseph J. Corasanti

Thomas E. Mistler

Duncan A.J. Morrison

Marc Y.E. Pelaez

•	Nominating and Corporate Governance Committee

Thomas E. Mistler, Chairman

Marc Y.E. Pelaez

Peter W. Sognefest

The Company’s Board of Directors also elected the following individuals as officers of the Company:

Francis J. Kramer	President and Chief Executive Officer
Carl J. Johnson	Chairman
Craig A. Creaturo	Chief Financial Officer and Treasurer
Herman E. Reedy	Executive Vice President – Infrared Optics
James Martinelli	Vice President – Military & Materials Business
Vincent D. Mattera, Jr.	Vice President – Compound Semiconductor Group

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for a diversified customer base including industrial manufacturing, military and aerospace, medical radiology, high-power electronics and telecommunications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, cadmium zinc telluride for gamma radiation detectors, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

The Company’s infrared optics business, II-VI Infrared, manufactures optical and opto-electronic components for industrial laser and thermal imaging systems. The Company’s near-infrared optics business, VLOC, manufactures near-infrared and visible light products for industrial, scientific, military and medical instruments and laser gain materials and products for solid-state YAG and YLF lasers. In the Company’s military &

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II-VI Incorporated

November 5, 2007

materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, and Pacific Rare Specialty Metals & Chemicals, produces and refines selenium and tellurium materials. In the Company’s Compound Semiconductor Group, the eV PRODUCTS division manufactures and markets solid-state x-ray and gamma-ray sensor products and materials for use in medical, industrial, environmental, scientific and homeland security applications; the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; the Marlow Industries, Inc. subsidiary designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and, the Advanced Materials Development Center (AMDC) provides expertise in materials development, process development, and manufacturing scale up.

CONTACT: Craig A. Creaturo, Chief Financial Officer and Treasurer of II-VI Incorporated, 724-352-4455, or e-mail, ccreaturo@ii-vi.com.

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